UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2026

Target Corporation
(Exact name of registrant as specified in its charter)

Minnesota	1-6049	41-0215170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Nicollet Mall,	Minneapolis,	Minnesota	55403
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (612) 304-6073

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0833 per share	TGT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2026, Target Corporation (the “Company”) held its 2026 Annual Meeting of Shareholders (the “Annual Meeting”). at which the Company’s shareholders approved the Amended and Restated Target Corporation 2020 Long-Term Incentive Plan (the “2026 Restatement”). The full text of the 2026 Restatement is attached hereto as Exhibit 10.27 and is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting on June 10, 2026, the Company’s shareholders voted on the seven proposals described below.

The final voting results, including the votes used to determine the results for each proposal under the applicable approval standard (as indicated by the borders), are set forth below.

1.The shareholders elected twelve nominees as directors for a one-year term:

	For		Against			Broker
Nominee	Shares	%	Shares	%	Abstain	Non-Votes
David P. Abney	327,624,367	97.5	8,496,692	2.5	871,117	55,551,812
George S. Barrett	302,029,550	89.9	34,062,789	10.1	899,837	55,551,812
Gail K. Boudreaux	325,913,152	97.0	10,068,744	3.0	1,010,280	55,551,812
Stephen B. Bratspies	330,492,945	98.3	5,661,291	1.7	837,940	55,551,812
Brian C. Cornell	292,419,953	87.2	43,104,768	12.8	1,467,455	55,551,812
Robert L. Edwards	326,841,941	97.2	9,295,589	2.8	854,646	55,551,812
Michael J. Fiddelke	333,039,464	99.1	3,038,231	0.9	914,481	55,551,812
John R. Hoke III	332,129,244	98.8	4,015,335	1.2	847,597	55,551,812
Christine A. Leahy	297,685,712	88.5	38,569,015	11.5	737,449	55,551,812
Monica C. Lozano	319,957,287	95.2	16,084,623	4.8	950,266	55,551,812
Derica W. Rice	324,581,603	96.5	11,603,952	3.5	806,621	55,551,812
Dmitri L. Stockton	320,705,042	95.5	15,285,485	4.5	1,001,649	55,551,812

2.The shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2026:

For:	Shares	366,896,337
	%	93.5
Against:	Shares	24,917,538
	%	6.3
Abstain:	Shares	730,113
	%	0.2

3.The shareholders approved, on an advisory basis, the Company’s executive compensation:

For:	Shares	298,234,525
	%	89.0
Against:	Shares	36,795,522
	%	11.0
Abstain:	Shares	1,962,129
Broker Non-Votes:	Shares	55,551,812

4.The shareholders approved the Amended and Restated Target Corporation 2020 Long-Term Incentive Plan:

For:	Shares	320,173,395
	%	95.0
Against:	Shares	14,595,917
	%	4.3
Abstain:	Shares	2,222,864
	%	0.7
Broker Non-Votes:	Shares	55,551,812

5.The shareholders did not approve a shareholder proposal requesting a policy requiring the Board Chair to be an independent director:

For:	Shares	128,544,372
	%	38.1
Against:	Shares	206,796,796
	%	61.4
Abstain:	Shares	1,651,008
	%	0.5
Broker Non-Votes:	Shares	55,551,812

6.The shareholders did not approve a shareholder proposal requesting a report on presence of pesticides in Target’s private label brands:

For:	Shares	56,984,003
	%	16.9
Against:	Shares	275,003,485
	%	81.6
Abstain:	Shares	5,004,688
	%	1.5
Broker Non-Votes:	Shares	55,551,812

7.The shareholders did not approve a shareholder proposal requesting a report on reducing plastic microfiber shedding:

For:	Shares	62,007,169
	%	18.4
Against:	Shares	270,654,883
	%	80.3
Abstain:	Shares	4,330,124
	%	1.3
Broker Non-Votes:	Shares	55,551,812

For purposes of determining the level of support needed for a shareholder to be eligible to resubmit a shareholder proposal in a following year under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the Securities and Exchange Commission uses a simple majority standard that compares votes cast “For” to votes cast “Against” an item (which gives abstentions “No effect”). Under that simple majority standard, Item 5 received support of 38.3%, Item 6 received support of 17.2%, and Item 7 received support of 18.6%.

Item 9.01             Financial Statements and Exhibits.

(d)                                 Exhibits.

10.27	Amended and Restated Target Corporation 2020 Long-Term Incentive Plan.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET CORPORATION

Date: June 12, 2026	By:	/s/ Grant B. McGee
Name: Grant B. McGee
Title: Chief Legal and Compliance Officer and Corporate Secretary